                                 EXHIBIT 10.46

                              EMPLOYMENT AGREEMENT

          SPORT CHALET, INC., a Delaware corporation ("Employer"), and CRAIG L. LEVRA ("Executive"), in consideration of the mutual promises made herein, do, as of April 1, 2000, agree as follows:

          A. Executive served as the President and Chief Operating Officer of Employer pursuant to an Employment Contract dated October 20, 1997 and as the Chief Executive Officer of Employer since August 5, 1999; and

          B. The Employer desires to be assured of the continued association and services of Executive in order to take advantage of his experience, knowledge and abilities in Employer's business, and is willing to employ Executive, and Executive desires to be so employed, on the terms and conditions set forth in this Agreement;

1. TERM OF EMPLOYMENT

1.1    Specified Term.  Employer hereby employs Executive, and Executive hereby
       ---------------
accepts employment with Employer, for an initial term beginning on April 1, 2000, and ending at the close of business on March 31, 2002. Executive's employment hereunder shall automatically renew for succeeding twelve-month periods on each March 31 during the term hereof, unless notice of termination is given by either party on or before the immediately preceding February 28. Executive's employment may be subject to earlier termination as otherwise provided in this Agreement.

1.2   "Employment Term." The phrase "Employment Term" shall mean the entire
       ---------------
period of Executive's employment by Employer hereunder, whether for the periods provided above, or whether terminated earlier as hereinafter provided or extended by mutual agreement between Employer and Executive.

2. DUTIES

2.1    General Duties.  Executive shall serve as the President, Chief Executive
       --------------
Officer and Chief Operating Officer of Employer. In this capacity, Executive shall, to the best of his ability, perform all services, acts or things (i) necessary or advisable to supervise and control the business of Employer, (ii) as are provided in Employer's Certificate of Incorporation and Bylaws, (iii) as may be assigned by Employer's Chairman of the Board or Board of Directors or
(iv) as may be specified in the job description or performance objectives adopted from time to time by Employer's Board of Directors. Executive shall perform such duties subject at all times to the policies of Employer and its Board of Directors. Executive shall report to Employer's Chairman of the Board or Board of Directors.

2.2    Conduct of Executive.  Executive shall at all times during the Employment
       --------------------
Term conduct himself in a manner consistent with his position with Employer and shall not knowingly perform any act contrary to the best interests of Employer.

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

2.3    Devotion to Employer's Business.
       -------------------------------

       (a) Executive shall devote the full working portion of his entire productive time, ability and attention to the business of Employer during the Employment Term.

       (b) During the Employment Term, Executive shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior consent of Employer's Chairman of the Board or Board of Directors; provided, however,
                                                           --------
that the expenditure of reasonable amounts of time for educational, charitable or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement and shall not require the prior written consent of Employer as set forth above.

       (c) This Agreement shall not be interpreted to prohibit Executive from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this Agreement. Notwithstanding the foregoing, Executive shall not, to the best of his knowledge, directly or indirectly, acquire, hold or retain any interest in any vendor or supplier of Employer or in any business competing with or similar in nature to the business of Employer; provided, however, that Executive
                                               --------
shall have a reasonable period from the date hereof to dispose of any such prohibited investments.

2.4  Competitive Activities.  Except as otherwise expressly provided in this
     ----------------------
Agreement, during the Employment Term, Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer or director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the business of Employer.

2.5  Trade Secrets.
     -------------

       (a) Executive shall not, without the prior written consent of Employer in each instance, disclose or use in any way, either during his employment by Employer or thereafter, except as required in the course of such employment, any confidential business or technical information or trade secret of Employer acquired in the course of such employment, whether or not patentable, copyrightable or otherwise protected by law, and whether or not conceived of or prepared by him (collectively, the "Trade Secrets"), including, without limitation, any confidential information concerning customer lists, products, procedures, operations, investments, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, salaries, pricing, profits and plans for future development, the identity, requirements, preferences, practices and methods of doing business of specific parties with whom Employer transacts business, and all other information which is related to any product, service or business of Employer, other than information which is generally known in the industry in which Employer transacts business or is acquired from public sources or was known to Executive prior to his employment by Employer; all of which Trade Secrets are the exclusive and valuable property of Employer.

       (b) All files, accounts, records, documents, books, forms, notes, reports, memoranda, studies, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing, and all other physical items related to Employer, other than a merely person item, whether of a public nature or not, and whether prepared by Executive or not, are and shall remain the exclusive property of Employer and shall not be removed from the premises of Employer except as required in the course of Executive's employment, without the prior written consent of Employer in each instance, and the same shall be promptly returned to Employer by Executive on the expiration or termination of his employment or at any time prior thereto upon the request of Employer.

       (c) Executive hereby acknowledges and agrees that it would be difficult to fully compensate Employer for damages resulting from the breach or threatened breach of Sections 2.4 or 2.5 and, accordingly, that Employer shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages and without the necessity of posting any bond or other undertaking in connection therewith. This provision with respect to injunctive relief shall not, however, diminish Employer's right to claim and recover damages.

3.     COMPENSATION

3.1    Compensation.  As compensation for the services to be performed
       ------------
hereunder, Executive shall receive a salary in the amount of two hundred fifty thousand dollars ($250,000) per annum, payable in arrears in equal installments not less than once per month on the first business day of each month with respect to the preceding calendar month (or part thereof) of employment during the Employment Term. Executive shall receive such increases in salary, if any, as may be determined by the Board of Directors in its sole discretion.

3.2    Severance.
       ---------

  (a) Upon the termination of Executive's employment hereunder, which termination is initiated either (i) by Employer other than for Cause, (ii) by Employer upon Employer's election not to renew Executive's employment pursuant to Section 1.1 or (iii) by Executive during the Covered Period by reason of a Change of Duties, (i) Employer shall continue to pay Executive's Base Salary to Executive for the balance of the stated Employment Term on such dates as Executive's salary otherwise would have been paid had such termination not occurred, and (ii) if bonuses are paid with respect to any year within such Employment Term to Employer's executive officers generally pursuant to a plan in which Executive participated, Employer shall pay to Executive an amount equal to the bonus to which Executive would have been entitled if he had been employed by Employer hereunder on the last day of such year, prorated for the number of actual days during such year Executive was employed by Employer. The aggregate amount paid under clauses (i) and (ii) of the preceding sentence is referred to herein as the "Severance Amount." The Severance Amount shall be paid as severance and only upon execution by Executive of Employer's standard form of Severance Agreement and Release. Payment of the Severance Amount shall be in lieu of all other claims, damages or liabilities Executive might otherwise assert against Employer, including, without limitation, those for breach of this Agreement by Employer. All capitalized terms used in this Section 3.2 shall have the meanings set forth on Exhibit A.

  (b) It is the intention of the parties that any payment of the Severance Amount shall not constitute "excess parachute payments" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations thereunder. If the independent accountants acting as auditors for Employer on the date of a Change of Control (or another accounting firm designated by them) determine that any payment of the Severance Amount may constitute "excess parachute payments," the payments may be reduced to the maximum amount which may be paid without the payments being "excess parachute payments." The determination shall take into account (i) whether the payments are "parachute payments" under Section 280(3) and, if so, (ii) the amount of payments under this Agreement that constitutes reasonable compensation under Section 280G. Nothing contained in this Agreement shall prevent Employer, after a Change of Control, from agreeing to pay Executive compensation or benefits in excess of those provided in this Agreement.

3.3    Tax Withholding.  Employer shall have the right to deduct or withhold
       ---------------
from any amounts due to Executive hereunder (including, without limitation, the Severance Amount) any and all federal, state or local taxes, withholdings and deductions now applicable or that may be enacted and become applicable in the future, including, but not limited to, federal income and Social Security taxes.

3.4    Profit Sharing.  Executive shall be eligible to participate in such
       --------------
executive bonus programs as Employer may establish from time to time. Under the "Senior Management Bonus Plan" currently in effect, Executive's maximum target annual bonus shall be sixty percent (60%) of his base salary for the applicable fiscal year payable pursuant to Section 3.1.

3.5    Stock Options.   Executive has been granted Non-Qualified Stock Options
       -------------
("NQSOs") to purchase Employer's common stock on the terms set forth on Exhibit B and in accordance with Employer's 1992 Incentive Award Plan as amended and a Key Employee Stock Option Incentive Award Agreement which is incorporated herein by this reference.

3.6    Annual Vacation.  Executive shall be entitled to vacation or personal
       ---------------
leave in accordance with Employer's policies for executive vacations for a period no less than that applicable to any other executive officer (other than Norbert Olberz), but in no event less than four calendar weeks per year, all with prior approval.

3.7    Automobile Allowance.  Employer shall pay to Executive a monthly
       --------------------
automobile allowance of $1,200.

3.8    Medical Coverage.  Employer shall include Executive and his immediate
       ----------------
family in such health care plans as may be provided to executive officers of Employer generally and under the same terms and conditions.

3.9    Life Insurance.  Employer shall provide to Executive such life insurance,
       --------------
if any, as is currently provided to executive officers of Employer generally and under the same terms and conditions.

3.10  Qualified Plans.  Employee shall be entitled to participate in Employer's
----  ---------------
qualified plans in accordance with the terms and conditions of the plan documents.

3.11  Reimbursement of Business Expenses.  Employer shall promptly reimburse
----  ----------------------------------
Executive for all reasonable and necessary business expenses incurred by Executive in connection with the business of Employer subject to compliance by Executive with Employer's Standard Operating Procedures with respect to the amount, documentation and verification of such expenses as the same may be amended from time to time.

3.12  Tax Consulting.  Employer shall reimburse Executive for all fees and costs
----  --------------
for personal tax and financial advisory services incurred by Executive up to $1,200 per year.

4    TERMINATION

4.1    At Will Relationship.  Employer and Executive each hereby acknowledges
       --------------------
and agrees that, except as expressly set forth in Section 4.2, (i) as provided in Employer's employment policy, Executive's relationship with Employer under this Agreement is AT WILL and can be terminated at the option of either Executive or Employer in his or its sole and absolute discretion, for any or no reason whatsoever, with or without cause, (ii) no representations, warranties or assurances have been made concerning the length of such relationship or the aggregate amount of compensation to be received by Executive and (iii) after the termination of his employment by Employer, Executive shall have no right, title or interest in or claim to any revenues received by Employer from any person for any goods sold or services rendered by Employer to such person, whether or not Executive was the cause, in whole or in part, for such person to purchase such goods from Employer or to retain Employer to perform such services.

4.2    Duties Upon Termination.  In the event that Executive's employment by
       -----------------------
Employer under this Agreement is terminated, neither Employer nor Executive shall have any remaining duties or obligations hereunder, except that (i) Employer shall promptly pay to Executive, or his estate, all reimbursable expenses incurred by Executive hereunder as of such date, all vacation accrued as of such date and such compensation as is due pursuant to Section 3.1 prorated through the date of termination, (ii) Employer shall promptly provide to Executive such severance as is due pursuant to Section 3.2, and (iii) Executive shall continue to be bound by Section 2.5.

4.3    No Mitigation.  Executive shall not be required to mitigate the amount of
       -------------
any payment or benefit provided under Section 4.2 hereof by seeking other employment. Any such payment or benefit shall be reduced by any earnings or benefits that Executive may receive from any other employment.

5  GENERAL PROVISIONS

5.1    Notices.  Any notices to he given hereunder by either party to the other
       -------
shall be in writing and may he transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing on the signature pages hereof, but each party may change that address by written notice in accordance with this section. Notices delivered personally shall be deemed communicated as of the date of actual receipt; mailed notices shall be deemed communicated as of the third day following the date of mailing.

5.2    Arbitration.  Any controversy between Employer and Executive involving
       -----------
the construction or application of any of the terms, provisions, or conditions of this Agreement shall on the written request of either party served on the other be submitted to arbitration. Arbitration shall comply with and be governed by the provisions of the California Arbitration Act and that certain Agreement to Arbitrate Claims entered into by Employer and Executive as of the date hereof, which Agreement is incorporated herein by this reference.

5.3    Attorneys' Fees and Costs.  If any legal action based in contract law is
       -------------------------
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire contract.

5.4    SEC Compliance.  Executive acknowledges that concurrently herewith he has
       --------------
been provided with a copy of and will abide by the Employer's Statement of Company Policy Re: Securities Trades by Company Personnel as the same may be amended from time to time by Employer, which Statement is incorporated herein by this reference.

5.5    Entire Agreement.  This Agreement, together with its exhibits, supersedes
       ----------------
any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Employer and contains all of the covenants and agreements between the parties with respect to that employment in any manner whatsoever. Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding on either party.

5.6    Modifications.  Any modification of this Agreement will be effective only
       -------------
if it is in writing and signed by the party to be charged and approved by the Board of Directors of Employer.

5.7    Effect of Waiver.  The failure of either party to insist on strict
       ----------------
compliance with any of the terms, covenants, or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

5.8    Partial Invalidity.  If any provision in this Agreement is held by a
       ------------------
court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

5.9    Governing Law.  This Agreement shall be governed by and construed in
       -------------
accordance with the laws of the State of California except that, with respect to matters of corporate governance, the laws of the State of Delaware shall govern.

5.10  Sums Due Deceased Executive. If Executive dies prior to the expiration of
      ---------------------------
the Employment Term, any sums that may be due him from Employer under this agreement as of the date of death shall be paid to Executive's executors, administrators, heirs, personal representatives, successors, and assigns.

5.11  Insurance.  Executive shall be covered by any policy of directors' and
      ---------
officers' liability insurance maintained by Employer.

  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date and year first set forth above.

1.1
                   Employer:             SPORT CHALET, INC.

                                          By /s/ Norbert Olberz
                                             ---------------------------
                                             Norbert Olberz,
                                             Chairman of the Board
                                             920 Foothill Boulevard
                                             La Canada, CA 91011


                   Executive:             /s/ Craig Levra
                                          ----------------------------------
                                          CRAIG L. LEVRA
                                          329 San Juan Way
                                          La Canada, CA  91011

                                   EXHIBIT A

                                  Definitions
                                  -----------

1)  Affiliate.   An "Affiliate" shall mean any entity which owns or controls, is owned by or is under common ownership or control with, Employer.

2) Base Salary. "Base Salary" shall, as determined on the termination date, be equal to the greater of:

       (i) Executive's annual salary, excluding bonuses and special incentive payments, on the date of the earliest Change of Control to occur during the Covered Period; or

       (ii) Executive's annual salary, excluding bonuses and special incentive payments, on the termination date.

3) Change in Duties. A "Change in Duties" shall mean any one or more of the following:

    (i) Removal of Executive as the President, Chief Executive Officer or Chief Operating Officer of Employer;

    (ii) A significant change in the nature or scope of Executive' authority or duties from those applicable to him immediately prior to the date on which a Change of Control occurs;

    (iii) Any reduction in Executive's Base Salary from that provided to him immediately prior to the date on which a Change of Control occurs;

    (iv) The failure of Employer to pay any amount due hereunder, which failure is not cured within five (5) business days after written demand therefor;

    (v) A diminution in Executive's eligibility to participate in bonus, stock option, incentive award and other compensation plans which provide opportunities to receive compensation, from the greater of:

               . the opportunities provided by Employer (including its subsidiaries) for executives with comparable duties; or

               . the opportunities under any such plans under which Executive was participating immediately prior to the date on which a Change of Control occurs.

    (vi) A diminution in Executive's benefits (including, but not limited to, medical, dental, life insurance and long-term disability plans) and perquisites from the greater of:

               . the benefits and perquisites provided by Employer (including its subsidiaries) to executives with comparable duties; or

               . the benefits and perquisites to which Executive was entitled immediately prior to the date on which a Change of Control occurs.

    (vii) A change in the location of Executive's principal place of employment by Employer (including its subsidiaries) to a location not within Los Angeles County; or

    (viii) A reasonable determination by the Board of Directors of Employer that, as a result of a Change in Control and a change in circumstances thereafter significantly affecting Executive's position, Executive is unable to exercise the authorities, powers, function or duties attached to Executive's position immediately prior to the date on which a Change of Control occurs.

4) Change of Control. A "Change of Control" shall be deemed to have occurred if:

   (i)   Norbert Olberz ceases to be the Chairman of the Board of Employer;

  (ii) The directors of Employer who were last nominated by the Board of Directors for election as directors, for which nomination Norbert Olberz voted in favor, cease to constitute a majority of the directors of Employer;

  (iii)  Any "person," including a "group" as determined in accordance with the
         Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than the trust or estate of Norbert or Irene Olberz, or an entity wholly owned by any of them, becomes the beneficial owner, directly or indirectly, of securities of Employer representing 50% or more of the combined voting power of Employer's then outstanding Voting Securities and Executive is not a member of such group;

  (iv) As a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), Norbert or Irene Olberz or their trusts or estates shall cease to own a majority of the outstanding Voting Securities of Employer or its successor;

  (v) Employer is merged or consolidated with another corporation and as a result of the merger or consolidation less than 50% of the outstanding Voting Securities of the surviving or resulting corporation shall then be owned in the aggregate by Norbert or Irene Olberz, or their respective trusts or estates or a group of which Executive is a member;

  (vi) A tender offer or exchange offer is made and consummated for the ownership of securities of Employer representing 50% or more of the combined voting power of Employer's then outstanding Voting Securities and in which Executive is not a participant; or

  (vii) Employer transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of Employer and which is not owned in whole or in part by Norbert or Irene Olberz, their respective estates or trusts or by Executive.

5) Covered Period. "Covered Period" shall mean a period of time following the occurrence of a Change of Control equal to the lesser of (a) the Executive's employment by Employer prior to that Change of Control, or (b) three years following the occurrence of the Change of Control.

6) Voting Securities. "Voting Securities" shall mean any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

7) Termination for Cause. Executive's employment shall be deemed to have been terminated by Employer for Cause if it shall be terminated for any of the following reasons:

  (i) Executive's continued and willful failure or refusal to perform his duties hereunder; or

  (ii) The commission by Executive of any act of dishonesty, fraud, misrepresentation or other misconduct in the performance of his duties hereunder; or

  (iii) The conviction of Executive of a felony or a crime involving moral turpitude or the pleading of no contest by Executive to the same, whether or not committed in the course of his employment;

        provided, however, that no such termination shall occur under clauses
        --------
        (i) and (ii) unless Executive first shall have received written notice specifying the acts or omissions alleged to constitute such failure, refusal or act, and if the same can be corrected, it continues after Executive shall have had reasonable opportunity to correct it.

                                   EXHIBIT B
                                   ---------

----------------------------------------------------------------------------------------------------------------------
Terms Of NQSOs
----------------------------------------------------------------------------------------------------------------------
  Date Issued       Number of Shares        Exercise Price        Vesting Schedule      Expiration Date
----------------------------------------------------------------------------------------------------------------------
10/22/1997                  100,000                   4.375                     5          10/06/2008
----------------------------------------------------------------------------------------------------------------------
02/04/1998                   25,000                   4.750                     5          02/04/2008
----------------------------------------------------------------------------------------------------------------------
04/15/1999                  100,000                   4.438                     3          04/15/2009
----------------------------------------------------------------------------------------------------------------------
05/26/2000                   45,000                   4.750                     5          05/26/2010
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Terms of Grants/Awards
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
  Date Issued       Number of Shares      Price on Grant Date              Restriction Period
----------------------------------------------------------------------------------------------------------------------
   02/04/1998                25,000                   4.375                  None
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

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